Exhibit 10.1
FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

 This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 26th day of January 2010, by and between Silicon Valley Bank (“Bank”) and Betawave Corporation, a Delaware corporation (“Borrower”) whose address is 706 Mission Street, 10th Floor, San Francisco, CA 94103.

Recitals

A.           Bank and Borrower have entered into the Amended and Restated Loan and Security Agreement, dated as of November 25, 2009 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested an extension of the maturity date.  Bank has agreed to such request, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13.1                      (Definitions).  The definition of “Maturity Date” in Section 13.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“Maturity Date” is March 1, 2010.

2.2 Section 13.1 (Definitions).  The definition of “Restructuring Fee Date” in Section 13.1 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:

“Restructuring Fee Date” is the Maturity Date; provided, however, that if the Maturity Date is extended beyond March 1, 2010 by Bank then the “Restructuring Fee Date” shall be the earlier to occur of (a) the extended Maturity Date or (b) March 27, 2010.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Transaction Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Transaction Document.

3.2 This Amendment shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Transaction Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Transaction Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of a facility fee in the amount of One Thousand Dollars ($1,000) in regard to the extension of the Maturity Date set forth herein.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Vincent Vallejos Name: Vincent Vallejos Title: Relationship Manager	Betawave Corporation By: /s/ David Lorie Name: David Lorie Title: Secretary and General Counsel

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